PRESS RELEASE

Acquisitions Contact:	Media Contact:

Mark D. Engstrom EVP — Acquisitions Healthcare Trust of America, Inc. 480.998.3478 markengstrom@htareit.com	Claire Koeneman President Financial Relations Board 312.640.6745 ckoeneman@mww.com

Healthcare Trust of America, Inc. executes Agreement to acquire a 62,000 SF Medical Office
Building located in Baltimore, Maryland

Scottsdale, Arizona (November 13, 2009) – Healthcare Trust of America, Inc. (the “REIT”), a self-managed, non-traded, real estate investment trust, announced the execution of a Purchase and Sale Agreement (the “Agreement”) to acquire a medical office building, known as the Smyth Professional Building, located in Baltimore, Maryland for approximately $11,250,000.

The 62,000 SF Smyth Professional Building, which is 98% leased, is located on the campus of and is attached to Good Samaritan Hospital. Good Samaritan is a wholly owned subsidiary of MedStar Health, Inc., who, together with Johns Hopkins University, occupies approximately 61% of the building. MedStar Health is a highly rated not-for-profit health system, with a current A- rating from both Fitch and Standard and Poor’s. MedStar Health, which has a total of approximately 3,100 licensed beds and approximately 5,000 affiliated physicians, operates nine hospitals throughout Baltimore, Washington D.C. and Montgomery County, Maryland. The closing of the acquisition is subject to a number of conditions.

“This acquisition provides HTA entry into a new geographic market with a very strong healthcare system,” stated Mark D. Engstrom, the REIT’s Executive Vice President of Acquisitions. “In addition to the existing building, HTA will acquire certain development opportunities as part of the transaction.”

For more information on Healthcare Trust of America, Inc. and to download the current prospectus, please visit www.htareit.com.

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. is a self-managed, publicly registered, non-traded, real estate investment trust. The REIT has made 45 geographically diverse acquisitions valued at approximately $1.2 billion based on purchase price, which includes 154 buildings and one real estate-related asset, as of October 31, 2009. The REIT’s portfolio totals approximately 6.4 million square feet, and includes 137 medical office buildings, four hospitals, 9 skilled nursing and assisted living facilities and four other office buildings located in 19 states, including: Arizona, California, Colorado, Florida, Georgia, Indiana, Kansas, Minnesota, Missouri, New Hampshire, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia and Wisconsin.

FORWARD-LOOKING LANGUAGE

This press release contains certain forward-looking statements with respect to the growth and value of the REIT’s portfolio and the value that the Smyth Professional Building adds to the REIT. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the acquisition of the Smyth Professional Building may not be completed if the conditions to closing are not satisfied; the strength and financial condition of the property; the strength and financial condition of the tenants; uncertainties relating to the local economy of the Baltimore, Maryland area; uncertainties relating to changes in general economic and the REIT’s conditions; uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in the REIT’s prospectus, as amended from time to time, and as detailed from time to time in the REIT’s periodic reports, as filed with the Securities and Exchange Commission.